MEMBERSHIP PURCHASE AGREEMENT

THIS MEMBERSHIP PURCHASE AGREEMENT (this "Agreement") is entered into as of this 26th day of March, 2007 by and between Energtek Inc., a Nevada corporation or an affiliate thereof (“Purchaser") and HEEF Holdings Ltd, a company organized under the laws of St. Kitts and Nevis ("Seller").

Preliminary Statement

  Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, all their membership interests (the “Membership Interests”), of Primecyl LLC, a New York limited liability company(the “Company”), on the terms and subject to the conditions set forth in this Agreement.

  In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

1.  PURCHASE AND SALE OF MEMBERSHIP INTERESTS. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, obtain and acquire from Seller, all of Seller's right, title and interest in and to the Membership Interests, free and clear of all claims, liens, mortgages, charges, security interests, encumbrances and other restrictions and limitations of any kind whatsoever. In addition Seller sells, transfers and assigns to Purchaser all of Seller's rights on the debts of the Company towards Seller.

2.  PURCHASE PRICE. The total purchase price for the Membership Interests and for the debts of the Company towards Seller is Forty Thousand Dollars ($40,000) (the “Purchase Price”).

3.  DELIVERIES. In consideration for the Seller's sale, assignment, transfer and conveyance of the Membership Interests, Purchaser hereby undertakes to transfer to Seller the Purchase Price within five banking days from the signing of this Purchase Agreement, and following the delivery by Seller to Purchaser of a power duly executed by Seller evidencing the transfer of Membership Interests to Purchaser.

4. REPRESENTATIONS OF SELLER. Seller hereby represents and warrants to Purchaser as follows:

(a) Seller is a duly organized and validly existing company in good standing under the laws of Nevis

(b) The Company is duly organized and validly existing limited liability company in good standing under the laws of the State of New York. A copy of the proof of publication of the Company is attached hereto.

(c) Neither the execution or delivery of this Agreement nor the performance of its obligations hereunder conflict with or result in a breach of or constitute a default under or will result in the creation of or an imposition of any claim, lien, mortgage, charge, security interest, encumbrance and other restrictions and limitations of any kind whatsoever (collectively, “Encumbrances”) upon any of the properties or assets of Seller or any agreement to which Seller may be a party or by which its property or assets may be subject.

(d) Seller has full right, power and authority to enter into this Agreement and to consummate the sale of the Membership Interests. This Agreement has been duly and validly executed and delivered by Seller, and is a valid and binding agreement of the Seller, enforceable in accordance with its terms.

(e) The execution, delivery and performance of this Agreement by the Seller does not and will not conflict with or violate any provision of law or regulation, or any writ, order or decree of any court, governmental regulatory authority or agency or any applicable license, franchise, certificate, permit, authorization, approval or consent, which would have a material adverse effect on it, or any provision of its Certificate of Incorporation or By-laws, and do not and will not result in a breach of, or constitute a default under or require any consent pursuant to any agreement, contract, arrangement or understanding to which it is a party. The execution and delivery of this Agreement and the purchase of the Membership Interests by the Purchaser (i) requires no consent, approval or authorization from any court, governmental regulatory authority or agency or any other person; and (ii) will not result in the execution or impo-si-tion of any lien, charge or encumbrance upon any of its property under any indenture or instrument to which it is a party, or by which any of its property or business may be bound.

(f) The Seller is the sole record and legal owner of the Membership Interests, and has good and valid title to the Membership Interests, free and clear of any Encumbrances. Upon payment of the Purchase Price, Purchaser shall be the lawful record and beneficial owner of the Membership Interests, free and clear of all Encumbrances. The Membership Interests have been legally and validly issued and are fully paid and non-assessable. There are no agreements, arrangements, or understandings with respect to the Membership Interests or the Seller’s ownership thereof. The Membership Interests were not issued in violation of any preemptive or any other rights. The Membership Interests represent all the ownership in the Company, and there are no options, warrants, convertible securities or other rights, agreements, arrangements, or commitments of any character relating to the membership interests of the Company or obligating the Seller or the Company to issue or sell any membership interests of, or any other interest in, the Company. There are no outstanding contractual obligations of the Seller or the Company to repurchase, redeem or otherwise acquire any membership interests of the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity. There is no operating agreement, voting agreements, proxies or any other agreements or arrangements with respect to the Membership Interests.

(g) The Seller is not a party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (“Governmental Authorities”).

(h)  The only asset of the Company is the 99.5% membership interest in Ukcyl, a limited liability company organized under the laws of Ukraine. The only liabilities, debts or obligations of the Company are indicated on Schedule A attached hereto.

(i) The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate Governmental Authorities and timely paid all taxes shown thereon or otherwise owed by it. There are no unpaid assessments against the Company or any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any Governmental Authority. All taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any person.

5. REPRESENTATIONS OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

(a) Purchaser understands that the Membership Interests have not been registered under the Securities Act of 1933 (the "1933 Act") or the laws of any state, that the sale of the Membership Interests to Purchaser is being undertaken in reliance upon an exemption from the registration requirements of the 1933 Act if applicable, and that the certificates evidencing the Membership Interests will be endorsed with a restrictive legend if required.

(b) Purchaser: (i) is acquiring the Membership Interests solely for Purchaser's own account for investment purposes only and not with a view toward resale or distribution thereof, in whole or in part; (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Membership Interests to any other person;

(c) Purchaser has full right, power and authority to enter into this Agreement and to consummate the sale of the Membership Interests. This Agreement has been duly and validly executed and delivered by Purchaser, and is a valid and binding agreement of the Purchaser, enforceable in accordance with its terms.

6. MISCELLANEOUS.

(a) This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements with respect thereto, whether written or oral.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard, however, to such jurisdiction's principles of conflict of laws.

(c) This Agreement may be executed in counterparts and by facsimile, each of which shall be an original, but all of which shall constitute but one Agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date of first written above.

HEEF HOLDINGS Ltd

Date:	By:	/s/ Valery Rodionov
Name: Valery Rodionov
Title: Director

ENERGTEK INC.

Date:	By:	/s/ Doron Uziel
Name: Doron Uziel
Title: President, Chief Executive Officer Chief Financial Officer and Director Chief Accounting Officer (Principal Executive, Financial and Accounting Officer)

SCHEDULE A

The debts of Primecyl LLC (and Ukcyl Ltd.) are those reflected in the financials of Primecyl LLC and Ukcyl Ltd. hereinbelow.

PRIMECYL Balance Sheet As of March 15, 2007

As of 15/Mar/07
Assets
Current Assets
Cash	$29,673
Total Current Assets	$29,673
Total Assets	$29,673
Liabilities & Equity
Liabilities
Current Liabilities
Accounts payable	$3,000
Accounts payable - Parent Company	$37,900
Total Current Liabilities	$40,900
Equity
Common Stock	-
Additional Paid-in Capital	1,000
Accumulated losses	$(12,227)
Total Equity	$(11,227)
Total Liabilities & Equity	$29,673

PRIMECYL Profit and Loss For the period January 1 - March 15, 2007

1/Jan/07 - 15/Mar/07
Ordinary Income/Expense
Expense
Consulting	$4,800
Legal and Legal Fees	$4,546
Accounting	$1,100
Travel Expense	$1,781
Total Expense	$12,227
Net Losses	$(2,227)

PRIMECYL Cash Flow Statement For the period January 1 - March 15, 2007

1/Jan/07 - 15/Mar/07
OPERATING ACTIVITIES
Net Income	$(12,227)
Adjustments to reconcile net income to net cash provided by Operating Activities
Accounts Payable	$3,000
Net Cash provided by Operating Activities	$(9,227)
INVESTING ACTIVITIES	-

Net Cash provided by Investing Activities	-
FINANCING ACTIVITIES
Loan from parent company	$37,900
Issuance of common stock	$1,000
Net Cash provided by Financing Activities	$38,900
Net cash change for the Period	$29,673
Cash at beginning of the period	-
Cash at end of the Period	$29,673

UKCYL Balance Sheet As of March 15, 2007

As of 15/Mar/07
Assets
Current Assets

Cash	$29,673

Total Current Assets	$29,673
Total Assets	$29,673
Liabilities & Equity
Liabilities
Current Liabilities
Accoutns payable	$3,000
Total Current Liabilities	$3,000

Equity
Common Stock	-
Additional Paid-in Capital	$30,000
Accumulated losses	$(3,327)
Total Equity	$26,673
Total Liabilities & Equity	$29,673

UKCYL Profit and Loss For the period January 1 - March 15, 2007

1/Jan/07 - 15/Mar/07
Ordinary Income/Expense
Expense
Consulting	$3,000
Legal and Legal Fees	$196
Travel Expense	$131
Total Expense	$3,327
Net Losses	$(3,327)

UKCYL Cash Flow Statement For the period January 1 - March 15, 2007

1/Jan/07 - 15/Mar/07
OPERATING ACTIVITIES
Net Income	$(3,3,27)
Adjustments to reconcile net income to net cash provided by Operating Activities
Accounts payable	$3,000
Net Cash provided by Operating Activities	$(327)
INVESTING ACTIVITIES
-
Net Cash provided by Investing Activities	-
FINANCING ACTIVITIES
Issuance of common stock	$30,000
Net Cash provided by Financing Activities	$30,000
Net cash change for the Period	$29,673
Cash at beginning of the period	-
Cash at end of the Period	$29,673

Membership Transfer Deed

We, the undersigned, HEEF Holdings Ltd. (hereinafter - the “Transferor”), for the consideration specified in the Purchase Agreement, signed on March 26, 2007, do hereby transfer to Energtek Inc. (hereinafter - the “Transferee”), all of our membership interest in Primecyl LLC, on the same conditions as the Transferor held the same immediately prior to such transfer thereof, free and clear of any lien, encumbrance, pledge or mortgage of any kind and of any rights of third parties.

And the Transferee hereby accepts the transfer of such membership interest subject to said conditions.

IN WITNESS WHEREOF the Transferor and the Transferee have executed this instrument this 26th day of March, 2007.

Transferor /s/ Valery Rodionov	Transferee /s/ Doron Uziel
HEEF Holdings Ltd.	Energtek Inc.
By: Valery Rodionov Director	By: Doron Uziel President

Debt Transfer Deed

We, the undersigned, HEEF Holdings Ltd. (hereinafter - the “Transferor”), for the consideration specified in the Purchase Agreement, signed on March 26, 2007, do hereby transfer to Energtek Inc. (hereinafter - the “Transferee”), all of our rights to the debts of Primecyl LLC towards us, on the same conditions as the Transferor held the same immediately prior to such transfer thereof, free and clear of any lien, encumbrance, pledge or mortgage of any kind and of any rights of third parties.

And the Transferee hereby accepts the transfer of such rights on the debts of Primecyl LLC towards transferor

IN WITNESS WHEREOF the Transferor and the Transferee have executed this instrument this 26th day of March, 2007.

Transferor /s/ Valery Rodionov	Transferee /s/ Doron Uziel
HEEF Holdings Ltd.	Energtek Inc.
By: Valery Rodionov Director	By: Doron Uziel President